NEW JERSEY RESOURCES REPORTS THIRD-QUARTER FISCAL 2020 RESULTS

WALL, N.J., August 7, 2020 — Today, New Jersey Resources (NYSE: NJR) reported results for the third quarter of fiscal 2020. Highlights for the quarter included:

●	Consolidated net loss of $(27.2) million, compared with a loss of $(8.4) million in the third quarter of fiscal 2019

●	Consolidated net financial loss, a non-GAAP financial measure, of $(5.8) million, or $(0.06) per share, compared with a loss of $(17.5) million, or $(0.20) per share, in the third quarter of fiscal 2019

●	Reaffirmed net financial earnings (NFE) guidance of $2.05 to $2.15 per share for fiscal 2020; expect to be toward the lower-end of the guidance range

●	NJR Clean Energy Ventures (CEV) acquired the NJ Oak solar facility

Third-quarter fiscal 2020 net loss totaled $(27.2) million, or $(0.28) per share, compared with a loss of $(8.4) million, or $(0.09) per share, during the same period in fiscal 2019. Fiscal 2020 year-to-date net income totaled $150.6 million, or $1.60 per share, compared with $151.4 million, or $1.70 per share, for the same period in fiscal 2019.

Third-quarter fiscal 2020 net financial loss totaled $(5.8) million, or $(0.06) per share, compared with a net financial loss of $(17.5) million, or $(0.20) per share, during the same period last year. Fiscal 2020 year-to-date NFE totaled $141.5 million, or $1.50 per share, compared with $149.0 million, or $1.67 per share, for the same period in fiscal 2019.

"We are on track to achieve earnings within our fiscal 2020 guidance for the year, showing the strength and resiliency of our business fundamentals through a challenging economic environment," said Steve Westhoven, President and CEO of New Jersey Resources. "That resilient foundation, along with our diversified portfolio of infrastructure investments and the dedication and hard work of our team, position us well to meet our growth targets moving forward."

Key Performance Metrics

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
($ in Thousands)	2020	2019	2020	2019
Net (loss) income	$(27,219)	$(8,402)	$150,647	$151,419
Basic EPS	$(0.28)	$(0.09)	$1.60	$1.70
Net financial (loss) earnings	$(5,817)	$(17,506)	$141,524	$149,004
Basic net financial (loss) earnings per share	$(0.06)	$(0.20)	$1.50	$1.67

New Jersey Resources Reports Third Quarter Fiscal 2020 Results

A reconciliation of net income (loss) to net financial (loss) earnings for the three and nine months ended June 30, 2020, and 2019, is provided below.

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2020	2019	2020	2019
Net (loss) income	$(27,219)	$(8,402)	$150,647	$151,419
Add:
Unrealized loss (gain) on derivative instruments and related transactions	23,712	(24,646)	(21,827)	(25,353)
Tax effect	(5,639)	5,885	5,189	6,034
Effects of economic hedging related to natural gas inventory	4,739	11,317	10,474	12,073
Tax effect	(1,126)	(2,689)	(2,489)	(2,869)
Net income to NFE tax adjustment	(284)	1,029	(470)	7,700
Net financial (loss) earnings	$(5,817)	$(17,506)	$141,524	$149,004

Weighted Average Shares Outstanding
Basic	95,764	89,600	94,420	88,995
Diluted	95,764	89,600	94,718	89,402

Basic (loss) earnings per share	$(0.28)	$(0.09)	$1.60	$1.70
Add:
Unrealized loss (gain) on derivative instruments and related transactions	0.24	(0.28)	(0.23)	(0.28)
Tax effect	(0.06)	0.06	0.05	0.06
Effects of economic hedging related to natural gas inventory	0.05	0.13	0.11	0.13
Tax effect	(0.01)	(0.03)	(0.03)	(0.03)
Net income to NFE tax adjustment	—	0.01	—	0.09
Basic net financial (loss) earnings per share	$(0.06)	$(0.20)	$1.50	$1.67

Net financial (loss) earnings is a financial measure not calculated in accordance with Generally Accepted Accounting Principles (GAAP) of the United States. It is a measure of earnings based on eliminating timing differences surrounding the recognition of certain gains or losses, net of applicable tax adjustments, to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, Solar Renewable Energy Certificates (SRECs) and foreign currency contracts. NFE/net financial loss eliminates the impact of volatility to GAAP earnings associated with unrealized gains and losses on derivative instruments in the current period. For further discussion of this financial measure, please see the explanation below under “Non-GAAP Financial Information.”

GAAP requires us, during the interim periods, to estimate our annual effective tax rate and use this rate to calculate the year-to-date tax provision. We also determine an annual estimated effective tax rate for NFE purposes and calculate a quarterly tax adjustment based on the differences between our forecasted net income and our forecasted NFE for the fiscal year. Since the annual estimated effective tax rate is based on certain forecasted assumptions, including estimates surrounding completion of Clean Energy Ventures projects, the rate and resulting NFE are subject to change. No adjustment is needed during the fourth quarter, since the actual effective tax rate is calculated at year end.

New Jersey Resources Reports Third Quarter Fiscal 2020 Results

A table detailing net financial (loss) earnings for the three and nine months ended June 30, 2020, and 2019, is provided below.

Net Financial (Loss) Earnings by Business Unit

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2020	2019	2020	2019
New Jersey Natural Gas	$11,968	$(3,795)	$142,160	$96,464
Midstream	3,615	3,052	10,877	11,201
Subtotal Regulated	15,583	(743)	153,037	107,665
Clean Energy Ventures	(13,891)	(7,138)	(2,817)	24,797
Energy Services	(6,913)	(14,030)	(9,511)	13,644
Home Services and Other	(582)	4,437	675	2,932
Subtotal Unregulated	(21,386)	(16,731)	(11,653)	41,373
Subtotal	(5,803)	(17,474)	141,384	149,038
Eliminations	(14)	(32)	140	(34)
Total	$(5,817)	$(17,506)	$141,524	$149,004

NJR Reaffirms Fiscal 2020 NFE Guidance:

NJR reaffirmed fiscal 2020 NFE guidance range of $2.05 to $2.15 per share, subject to the risks and uncertainties identified below under “Forward-Looking Statements,” but expects NFE to be toward the lower-end of the range. The following chart represents NJR’s current expected contributions from its subsidiaries for fiscal 2020:

Expected Fiscal 2020
Net Financial Earnings (Loss)
Company	Contribution
New Jersey Natural Gas	64 to 67 percent
Midstream	8 to 10 percent
Total Regulated	72 to 77 percent
Clean Energy Ventures	28 to 31 percent
Energy Services	-5 to -3 percent
Home Services and Other	2 to 3 percent
Total Unregulated	25 to 31 percent

In providing fiscal 2020 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

COVID-19 Impact Update:

NJR has not made any significant changes to capital programs due to COVID-19. New Jersey Natural Gas (NJNG) operations and delivery of natural gas to its approximately 555,000 customers has largely been unaffected by the ongoing pandemic. NJR will continue to closely monitor the potential impacts of the pandemic and will adjust its plans accordingly to ensure the delivery of essential services to customers, while maintaining the safety and health of its employees, customers and communities.

New Jersey Resources Reports Third Quarter Fiscal 2020 Results

Regulated Business Update:

New Jersey Natural Gas

NJNG reported third-quarter fiscal 2020 NFE of $12.0 million, compared with a net financial loss of $(3.8) million during the same period in fiscal 2019. Fiscal 2020 year-to-date NFE at NJNG were $142.2 million, compared with $96.5 million during the same period last year. The increase in both periods was due primarily to increased base rates from NJNG's rate case settlement in November 2019 and lower operating and maintenance (O&M) expenses.

Customer Growth:

●	NJNG added 5,879 new customers during the first nine months of fiscal 2020, compared with 6,800 during the same period in fiscal 2019. NJNG expects to add between 28,000 and 30,000 new customers between fiscal 2020 and fiscal 2022, representing an average annual growth rate of 1.8 percent and a cumulative increase in utility gross margin of approximately $16.3 million. For more information on utility gross margin, please see “Non-GAAP Financial Information” below.

Infrastructure Update:

●	The Southern Reliability Link (SRL) will diversify supply to our customers by providing a new intrastate feed into the southern end of NJNG’s distribution system. SRL began construction in the first quarter of fiscal 2019 and is projected to be placed in service in 2021. The cost of SRL is expected to be in the range of $250 million to $270 million. Construction continues on SRL with 75 percent of the project complete.

○ On July 8, 2020, the New Jersey Department of Environmental Protection (NJDEP) suspended NJNG's permits for certain sections of SRL's construction due to inadvertent returns of drilling mud that occurred during routine drilling operations. The company is working with the NJDEP and has submitted its mitigation plan.

●	NJNG's Infrastructure Investment Program (IIP) was filed with the New Jersey Board of Public Utilities (BPU) on February 28, 2019, seeking approval to implement a five-year, $507 million infrastructure investment program. The IIP consists of two components; transmission and distribution investments, and information technology replacements and enhancements. Pending BPU approval, NJNG requested these investments be recovered through annual regulatory filings.

●	Safety Acceleration and Facilities Enhancement (SAFE) II is the five-year, $157.5 million program approved by the BPU in September 2016 to replace the remaining unprotected bare steel main and associated services in NJNG’s distribution system. Through the first nine months of fiscal 2020, NJNG invested $44.6 million to replace 54 miles of unprotected bare steel main and services.

●	The New Jersey Reinvestment in System Enhancement (NJ RISE) program is a five-year, $102.5 million investment program comprised of six projects related to storm hardening and mitigation. During the third quarter of fiscal 2020, NJNG continued construction to install a new distribution main into Long Beach Island and complete the final phase of the North Seaside Reinforcement project.

●	The SAFE II and NJ RISE programs are eligible for annual rate increases. On March 31, 2020, NJNG filed its annual petition with the BPU, requesting a rate increase of approximately $7.4 million for the recovery of the related capital costs through June 30, 2020. NJNG updated the filing in July 2020 to reflect the actual results through June 30, 2020, reducing the rate increase to $7.05 million, with changes to rates expected to be effective October 1, 2020.

New Jersey Resources Reports Third Quarter Fiscal 2020 Results

BGSS Incentive Programs:

BGSS incentive programs contributed $2.4 million to utility gross margin in the third quarter of fiscal 2020, compared with $2.5 million during the same period in fiscal 2019. Fiscal 2020 year-to-date, these programs contributed $6.7 million, compared with $5.9 million during the same period in fiscal 2019. The higher year-to-date results were due to improved margins in off-system sales and storage incentive programs, which were partially offset by a decrease in capacity release volume.

Energy-Efficiency Programs:

The SAVEGREEN Project®, NJNG’s energy-efficiency program, invested $5.4 million and $19.7 million during the third quarter and first nine months of fiscal 2020, respectively, to help customers with energy-efficiency upgrades for their homes and businesses.

NJR Midstream

Midstream reported third-quarter fiscal 2020 NFE of $3.6 million, compared with $3.1 million during the same period in fiscal 2019. Fiscal 2020 year-to-date NFE was $10.9 million, compared with $11.2 million during the same period last year. The increase in the third quarter was due to incremental operating income from Leaf River and Adelphia Gateway. The decrease in year-to-date NFE was primarily due to increased O&M and interest expense related to the acquisitions of Leaf River and Adelphia Gateway offset by the incremental operating income generated by these assets. In addition, NJR Midstream recognized a gain on the sale of equity securities in the second quarter of fiscal 2019, which did not reoccur this fiscal year.

Infrastructure Updates:

●	PennEast - On January 30, 2020, PennEast filed with FERC an abbreviated application for amendment of its Certificate of Public Convenience and Necessity, requesting a phased-in approach to the PennEast project. The first phase of the project would include construction in Pennsylvania with interconnections within the state. Also, on January 30, 2020, FERC issued a declaratory order related to the ruling by the Third Circuit, supporting PennEast.

	○	On February 18, 2020, PennEast filed a petition for a writ of certiorari with the U.S. Supreme Court seeking to overturn the September 10, 2019 Third Circuit decision vacating the New Jersey Federal District Court's December 13, 2018 condemnation order.

	○	On June 29, 2020, the U.S. Supreme Court invited the U.S. Solicitor General to express their views regarding the issues presented in the petition for a writ of certiorari.

	○	On August 3rd, FERC issued a positive environmental assessment for Phase I of the project, finding no significant environmental impact.

●	Adelphia Gateway - NJR Midstream is running existing operations on the northern end of the pipeline and the southern end of the pipeline will be converted to natural gas upon receipt of the Notice to Proceed from FERC.

New Jersey Resources Reports Third Quarter Fiscal 2020 Results

Unregulated Businesses Update:

NJR Energy Services

Energy Services reported third-quarter fiscal 2020 net financial loss of $(6.9) million, compared with a net financial loss of $(14.0) million during the same period last year. Fiscal 2020 year-to-date net financial loss was $(9.5) million, compared to NFE of $13.6 million for the same period last fiscal year. The year-to-date decrease in NFE was due primarily to challenging market conditions created by unusually warm weather on the U.S. east coast last winter. This led to fewer market opportunities compared to prior years due to lower volumes and narrower pricing spreads in wholesale natural gas markets.

NJR Clean Energy Ventures

CEV reported third quarter fiscal 2020 net financial loss of $(13.9) million, compared with a net financial loss of $(7.1) million during the same period in fiscal 2019. Fiscal 2020 year-to-date net financial loss was $(2.8) million, compared with NFE of $24.8 million for the same period in fiscal 2019. The decrease was due to the timing of SREC sales, investment tax credit recognition and the absence of contributions from the wind portfolio, which was sold in February of 2019.

Solar Investment Update:

●	In June 2020, CEV acquired the 12.5 MW NJ Oak Solar facility, an existing asset in operation in Fairfield, NJ. In addition to acquiring the NJ Oak solar facility, CEV placed two commercial solar projects into service in the third quarter of fiscal 2020, adding 32 MW to CEV's total installed capacity of over 350 MW.

●	The Sunlight Advantage®, CEV's residential solar leasing program, added 90 residential customers and now serves over 8,400 residential customers in New Jersey.

NJR Home Services and Other Operations

Home Services and Other Operations reported third quarter fiscal 2020 net financial loss of $(0.6) million, compared with NFE of $4.4 million during the same period in fiscal 2019. The decrease in the third quarter was due primarily to the timing of expenses related to our IT system replacement project. Fiscal 2020 year-to-date NFE was $0.7 million compared to NFE of $2.9 million for the same period in fiscal 2019. The decrease in year-to-date NFE was due primarily to a decrease in interest income and changes in income taxes.

Effective Tax Rate:

NJR’s estimated annual effective tax rate increased from (4.6) percent in fiscal 2019 to (1.2) percent in fiscal 2020. For NFE purposes, the estimated effective tax rate also increased from (13.7) percent to (3.0) percent. In the third quarter of fiscal 2020, NJR recognized $26.5 million related to tax credits, net of deferred taxes, compared with $35.6 million during the same period last year.

Capital Expenditures and Cash Flows:

NJR is committed to maintaining a strong financial profile, while continuing to invest capital in regulated and unregulated energy projects.

●	During the first nine months of fiscal 2020, capital expenditures were $380.8 million, of which $262.5 million were related to regulated assets, compared with capital expenditures of $348.0 million, of which $255.4 million were related to regulated assets, during the same period of fiscal 2019.

●	During the first nine months of fiscal 2020, cash flows from operations were $182.8 million, compared with $165.8 million from operations during the same period of fiscal 2019. The increase was primarily due to increased margin at NJNG from increased base rates.

New Jersey Resources Reports Third Quarter Fiscal 2020 Results

Webcast Information:

NJR will host a live webcast to discuss its financial results today at 10 a.m. ET. A few minutes prior to the webcast, go to njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

Forward-Looking Statements:

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. New Jersey Resources Corporation (NJR) cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, certain statements regarding NJR’s NFE guidance for fiscal 2020, forecasted contribution of business segments to fiscal 2020 NFE, future NJNG customer and utility gross margin growth, future NJR capital expenditures, infrastructure programs and investments, Clean Energy Ventures’ ITC-eligible projects and demand for residential solar, earnings growth, the ability to construct and operate the Adelphia Gateway project, and construct the SRL and PennEast pipeline projects, as well as the ongoing COVID-19 pandemic and its impact on NJR's liquidity, business operations, financial condition, results of operations or cash flows.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities and Exchange Commission (SEC), including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information:

This earnings release includes the non-GAAP financial measures NFE, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE/net financial loss and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services, net of applicable tax adjustments as described below. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to CEV, as such the adjustment is related to tax credits generated by CEV.

New Jersey Resources Reports Third Quarter Fiscal 2020 Results

NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales, expenses and other taxes and regulatory rider expenses, which are key components of NJR’s operations. Natural gas costs, sales, expenses and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on utility gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s 2020 Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

●	New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,500 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex and Burlington counties.

●	NJR Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of over 350 megawatts, providing residential and commercial customers with low-carbon solutions.

●	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

●	NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway Pipeline Project, as well as our 50 percent equity ownership in the Steckman Ridge natural gas storage facility, and our 20 percent equity interest in the PennEast Pipeline Project.

●	NJR Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its more than 1,100 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:

www.njresources.com.
Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.
Download our free NJR investor relations app for iPad, iPhone and Android.
NJR-E

New Jersey Resources Reports Third Quarter Fiscal 2020 Results

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands, except per share data)	2020	2019	2020	2019
OPERATING REVENUES
Utility	$128,532	$120,782	$645,375	$622,167
Nonutility	170,442	314,160	908,249	1,490,797
Total operating revenues	298,974	434,942	1,553,624	2,112,964
OPERATING EXPENSES
Gas purchases
Utility	45,665	54,861	249,042	280,627
Nonutility	166,761	289,757	802,501	1,370,408
Related parties	1,518	2,126	4,548	6,455
Operation and maintenance	68,541	64,932	198,718	194,298
Regulatory rider expenses	5,464	4,136	32,536	32,159
Depreciation and amortization	31,216	23,149	89,758	67,292
Total operating expenses	319,165	438,961	1,377,103	1,951,239
OPERATING (LOSS) INCOME	(20,191)	(4,019)	176,521	161,725
Other income, net	2,713	1,829	10,260	5,456
Interest expense, net of capitalized interest	15,144	11,648	50,417	37,643
(LOSS) INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(32,622)	(13,838)	136,364	129,538
Income tax benefit	(2,190)	(1,941)	(4,092)	(11,854)
Equity in earnings of affiliates	3,213	3,495	10,191	10,027
NET (LOSS) INCOME	$(27,219)	$(8,402)	$150,647	$151,419

(LOSS) EARNINGS PER COMMON SHARE
Basic	$(0.28)	$(0.09)	$1.60	$1.70
Diluted	$(0.28)	$(0.09)	$1.59	$1.69

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	95,764	89,600	94,420	88,995
Diluted	95,764	89,600	94,718	89,402

New Jersey Resources Reports First Quarter Fiscal 2020 Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2020	2019	2020	2019
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measurement, to net financial earnings is as follows:

Net (loss) income	$(27,219)	$(8,402)	$150,647	$151,419
Add:
Unrealized loss (gain) on derivative instruments and related transactions	23,712	(24,646)	(21,827)	(25,353)
Tax effect	(5,639)	5,885	5,189	6,034
Effects of economic hedging related to natural gas inventory	4,739	11,317	10,474	12,073
Tax effect	(1,126)	(2,689)	(2,489)	(2,869)
Net income to NFE tax adjustment	(284)	1,029	(470)	7,700
Net financial (loss) earnings	$(5,817)	$(17,506)	$141,524	$149,004

Weighted Average Shares Outstanding
Basic	95,764	89,600	94,420	88,995
Diluted	95,764	89,600	94,718	89,402

A reconciliation of basic earnings per share, the closest GAAP financial measurement, to basic net financial earnings per share is as follows:

Basic (loss) earnings per share	$(0.28)	$(0.09)	$1.60	$1.70
Add:
Unrealized loss (gain) on derivative instruments and related transactions	$0.24	$(0.28)	$(0.23)	$(0.28)
Tax effect	$(0.06)	$0.06	$0.05	$0.06
Effects of economic hedging related to natural gas inventory	$0.05	$0.13	$0.11	$0.13
Tax effect	$(0.01)	$(0.03)	$(0.03)	$(0.03)
Net income to NFE tax adjustment	$—	$0.01	$—	$0.09
Basic NFE per share	$(0.06)	$(0.20)	$1.50	$1.67

NATURAL GAS DISTRIBUTION

A reconciliation of operating revenue, the closest GAAP financial measurement, to utility gross margin is as follows:

Operating revenues	$128,532	$120,782	$645,375	$622,167
Less:
Gas purchases	48,116	57,187	258,194	294,536
Regulatory rider expense	5,464	4,136	32,536	32,159
Utility gross margin	$74,952	$59,459	$354,645	$295,472

CLEAN ENERGY VENTURES

A reconciliation of net income to net financial earnings is as follows:

Net (loss) income	$(13,607)	$(8,167)	$(2,347)	$17,097
Add:
Net income to NFE tax adjustment	(284)	1,029	(470)	7,700
Net financial (loss) earnings	$(13,891)	$(7,138)	$(2,817)	$24,797

New Jersey Resources Reports First Quarter Fiscal 2020 Results

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands)	2020	2019	2020	2019
ENERGY SERVICES

The following table is a computation of financial margin:

Operating revenues	$133,543	$290,021	$817,659	$1,425,113
Less: Gas purchases	167,061	290,881	803,697	1,373,784
Add:
Unrealized loss (gain) on derivative instruments and related transactions	24,034	(24,684)	(21,306)	(27,056)
Effects of economic hedging related to natural gas inventory	4,739	11,317	10,474	12,073
Financial (loss) margin	$(4,745)	$(14,227)	$3,130	$36,346

A reconciliation of operating income, the closest GAAP financial measurement, to financial margin is as follows:

Operating (loss) income	$(37,299)	$(4,345)	$565	$36,285
Add:
Operation and maintenance expense	3,753	3,462	13,313	14,969
Depreciation and amortization	28	23	84	75
Subtotal	(33,518)	(860)	13,962	51,329
Add:
Unrealized loss (gain) on derivative instruments and related transactions	24,034	(24,684)	(21,306)	(27,056)
Effects of economic hedging related to natural gas inventory	4,739	11,317	10,474	12,073
Financial (loss) margin	$(4,745)	$(14,227)	$3,130	$36,346

A reconciliation of net income to net financial earnings is as follows:

Net (loss) income	$(28,845)	$(3,873)	$(1,255)	$25,041
Add:
Unrealized loss (gain) on derivative instruments and related transactions	24,034	(24,684)	(21,306)	(27,056)
Tax effect	(5,715)	5,899	5,065	6,455
Effects of economic hedging related to natural gas	4,739	11,317	10,474	12,073
Tax effect	(1,126)	(2,689)	(2,489)	(2,869)
Net financial (loss) earnings	$(6,913)	$(14,030)	$(9,511)	$13,644

Home Services and Other

A reconciliation of net income to net financial earnings is as follows:

Net (loss) income	$(582)	$4,365	$675	$2,672
Add:
Unrealized loss on derivative instruments and related transactions	—	100	—	361
Tax effect	—	(28)	—	(101)
Net financial (loss) earnings	$(582)	$4,437	$675	$2,932

New Jersey Resources Reports Third Quarter Fiscal 2020 Results

FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands, except per share data)	2020	2019	2020	2019
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$128,532	$120,782	$645,375	$622,167
Clean Energy Ventures	13,396	11,450	25,603	37,707
Energy Services	133,543	290,021	817,659	1,425,113
Midstream	11,863	—	32,011	—
Home Services and Other	12,369	13,082	37,641	37,905
Sub-total	299,703	435,335	1,558,289	2,122,892
Eliminations	(729)	(393)	(4,665)	(9,928)
Total	$298,974	$434,942	$1,553,624	$2,112,964

Operating (Loss) Income
Natural Gas Distribution	$17,339	$(368)	$186,115	$128,444
Clean Energy Ventures	(4,267)	(6,277)	(26,181)	(8,025)
Energy Services	(37,299)	(4,345)	565	36,285
Midstream	2,456	(952)	7,015	(2,659)
Home Services and Other	425	6,586	5,735	5,193
Sub-total	(21,346)	(5,356)	173,249	159,238
Eliminations	1,155	1,337	3,272	2,487
Total	$(20,191)	$(4,019)	$176,521	$161,725

Equity in Earnings of Affiliates
Midstream	$3,615	$4,167	$11,200	$11,966
Eliminations	(402)	(672)	(1,009)	(1,939)
Total	$3,213	$3,495	$10,191	$10,027

Net (Loss) Income
Natural Gas Distribution	$11,968	$(3,795)	$142,160	$96,464
Clean Energy Ventures	(13,607)	(8,167)	(2,347)	17,097
Energy Services	(28,845)	(3,873)	(1,255)	25,041
Midstream	3,615	3,052	10,877	11,201
Home Services and Other	(582)	4,365	675	2,672
Sub-total	(27,451)	(8,418)	150,110	152,475
Eliminations	232	16	537	(1,056)
Total	$(27,219)	$(8,402)	$150,647	$151,419

Net Financial (Loss) Earnings
Natural Gas Distribution	$11,968	$(3,795)	$142,160	$96,464
Clean Energy Ventures	(13,891)	(7,138)	(2,817)	24,797
Energy Services	(6,913)	(14,030)	(9,511)	13,644
Midstream	3,615	3,052	10,877	11,201
Home Services and Other	(582)	4,437	675	2,932
Sub-total	(5,803)	(17,474)	141,384	149,038
Eliminations	(14)	(32)	140	(34)
Total	$(5,817)	$(17,506)	$141,524	$149,004

Throughput (Bcf)
NJNG, Core Customers	16.4	21.6	79.4	88.9
NJNG, Off System/Capacity Management	28.2	33.2	84.3	89.0
Energy Services Fuel Mgmt. and Wholesale Sales	96.9	119.3	405.1	436.5
Total	141.5	174.1	568.8	614.4

Common Stock Data
Yield at June 30	3.8%	2.4%	3.8%	2.4%
Market Price at June 30	$32.65	$49.77	$32.65	$49.77
Shares Out. at June 30	95,830	89,918	95,830	89,918
Market Cap. at June 30	$3,128,866	$4,475,212	$3,128,866	$4,475,212

New Jersey Resources Reports Third Quarter Fiscal 2020 Results

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer and weather data)	2020	2019	2020	2019
NATURAL GAS DISTRIBUTION

Utility Gross Margin
Operating revenues	$128,532	$120,782	$645,375	$622,167
Less:
Gas purchases	48,116	57,187	258,194	294,536
Regulatory rider expense	5,464	4,136	32,536	32,159
Total Utility Gross Margin	$74,952	$59,459	$354,645	$295,472

Utility Gross Margin, Operating Income and Net Income
Residential	$47,002	$35,914	$244,625	$199,698
Commercial, Industrial & Other	11,668	9,198	49,739	43,217
Firm Transportation	12,655	10,259	49,783	42,526
Total Firm Margin	71,325	55,371	344,147	285,441
Interruptible	1,225	1,544	3,780	4,130
Total System Margin	72,550	56,915	347,927	289,571
Off System/Capacity Management/FRM/Storage Incentive	2,402	2,544	6,718	5,901
Total Utility Gross Margin	74,952	59,459	354,645	295,472
Operation and maintenance expense	39,344	45,138	115,344	124,471
Depreciation and amortization	18,269	14,689	53,186	42,557
Operating Income (Loss)	$17,339	$(368)	$186,115	$128,444

Net Income (Loss)	$11,968	$(3,795)	$142,160	$96,464

Net Financial Earnings (Loss)	$11,968	$(3,795)	$142,160	$96,464

Throughput (Bcf)
Residential	7.7	5.9	41.2	43.0
Commercial, Industrial & Other	1.2	1.2	7.6	9.0
Firm Transportation	2.3	2.5	11.7	12.1
Total Firm Throughput	11.2	9.6	60.5	64.1
Interruptible	5.2	12.0	18.9	24.8
Total System Throughput	16.4	21.6	79.4	88.9
Off System/Capacity Management	28.2	33.2	84.3	89.0
Total Throughput	44.6	54.8	163.7	177.9

Customers
Residential	493,322	484,720	493,322	484,720
Commercial, Industrial & Other	29,810	29,223	29,810	29,223
Firm Transportation	32,080	32,494	32,080	32,494
Total Firm Customers	555,212	546,437	555,212	546,437
Interruptible	32	32	32	32
Total System Customers	555,244	546,469	555,244	546,469
Off System/Capacity Management*	19	24	19	24
Total Customers	555,263	546,493	555,263	546,493
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	595	362	4,208	4,495
Normal	488	486	4,556	4,522
Percent of Normal	121.9%	74.5%	92.4%	99.4%

New Jersey Resources Reports Third Quarter Fiscal 2020 Results

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer, SREC and megawatt)	2020	2019	2020	2019
CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$8,102	$6,705	$11,833	$19,886
Wind electricity sales and other	—	—	—	5,177
Solar electricity sales and other	2,707	2,441	6,254	6,018
Sunlight Advantage	2,587	2,304	7,516	6,626
Total Operating Revenues	$13,396	$11,450	$25,603	$37,707
Depreciation and Amortization	$10,121	$8,239	$29,429	$24,253
Operating Loss	$(4,267)	$(6,277)	$(26,181)	$(8,025)
Income Tax Provision (Benefit)	$4,193	$(1,787)	$(38,432)	$(39,033)
Net (Loss) Income	$(13,607)	$(8,167)	$(2,347)	$17,097
Net Financial (Loss) Earnings	$(13,891)	$(7,138)	$(2,817)	$24,797
Solar Renewable Energy Certificates Generated	114,949	96,590	253,649	197,041
Solar Renewable Energy Certificates Sold	42,987	35,850	62,680	104,670
Solar Megawatts Eligible for ITCs	20.7	11.9	46.6	34.7
Solar Megawatts Under Construction	7.1	5.6	7.1	5.6

ENERGY SERVICES

Operating Income
Operating revenues	$133,543	$290,021	$817,659	$1,425,113
Less:
Gas purchases	167,061	290,881	803,697	1,373,784
Operation and maintenance expense	3,753	3,462	13,313	14,969
Depreciation and amortization	28	23	84	75
Operating (Loss) Income	$(37,299)	$(4,345)	$565	$36,285
Net (Loss) Income	$(28,845)	$(3,873)	$(1,255)	$25,041
Financial Margin	$(4,745)	$(14,227)	$3,130	$36,346
Net Financial (Loss) Earnings	$(6,913)	$(14,030)	$(9,511)	$13,644
Gas Sold and Managed (Bcf)	96.9	119.3	405.1	436.5

MIDSTREAM

Operating Revenues	$11,863	$—	$32,011	$—
Equity in Earnings of Affiliates	$3,615	$4,167	$11,200	$11,966
Operation and Maintenance Expense	$6,430	$951	$17,402	$2,655
Other Income, Net	$1,033	$1,088	$6,401	$6,434
Interest Expense	$1,843	$522	$10,286	$1,630
Income Tax Provision	$1,646	$729	$3,453	$2,910
Net Income	$3,615	$3,052	$10,877	$11,201

HOME SERVICES AND OTHER

Operating Revenues	$12,369	$13,082	$37,641	$37,905
Operating Income	$425	$6,586	$5,735	$5,193
Other (Expense) Income, Net	$(704)	$(99)	$(1,752)	$(247)
Net (Loss) Income	$(582)	$4,365	$675	$2,672
Net Financial (Loss) Earnings	$(582)	$4,437	$675	$2,932
Total Service Contract Customers at June 30	107,441	108,980	107,441	108,980